Exhibit 10.5

SECOND AMENDMENT TO UNIMPROVED COMMERCIAL PROPERTY EARNEST MONEY CONTRACT

This Second Amendment to Unimproved Commercial Property Earnest Money Contract (“Second Amendment”) dated as of December 4, 2002, is entered into between Vision Park Joint Venture (“Seller”) and Dynacq International, Inc. (“Buyer”).

A.	Buyer and Seller have entered into an Unimproved Commercial Property Earnest Money Contract, the effective date of which is August 30, 2002 (“Agreement”), with respect to the purchase and sell of certain real property more fully described in the Agreement (the “Property”).

B.	The Agreement originally called for the Buyer to purchase 6.00 acres, more or less, as described on the exhibit attached as Exhibit “A” to the Agreement. The Buyer has requested and the Seller has agreed, that the Buyer shall purchase 4.00 acres, more or less, not 6.00 acres.

C.	In consideration of $10.00 and other good valuable consideration, the Agreement is hereby amended to provide hat the Exhibit “A” attached hereto, describing 4.00 acres of land, is hereby replaced as a description of the Property to be sold under the Agreement.

D.	Except as expressly amended hereby, the Agreement and all rights and powers created thereby or hereunder remain in full force and effect.

E.	Signatures hereon by facsimile transmission shall be considered as original.

SELLER:

VISION PARK JOINT VENTURE

By:	/s/ JIM GALLOWAY, PRESIDENT

BUYER:

DYNACQ INTERNATIONAL, INC.

By:	/s/ CHANTELL PRESTON, VICE PRESIDENT OF DEVELOPMENT